Exhibit 10.4

U.S. XPRESS ENTERPRISES, INC.

2018 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

Grantee:	[Name]
Type of Award:	Restricted Stock Unit Award
Number of Units:	[Number]
Date of Grant:	[Date]

1.    Grant of Restricted Stock Units. This Award Notice serves to notify you that the Compensation Committee (the “Committee”) of the Board of Directors of U.S. Xpress Enterprises, Inc. (“USX”) hereby grants to you, under USX’s 2018 Omnibus Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, of the number of units (the “Units”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. A copy of the Plan is included with this Award Notice, if it has not previously been provided to you, and is available from the office of USX’s Corporate General Counsel upon request.  You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice that are not defined herein have the meanings as defined in the Plan.

2.    Restrictions and Vesting. Subject to the terms set forth in this Award Notice and the Plan, provided you are still in the service of USX at that time, the Units represented by the Award will vest as of the Vesting Date set forth in Schedule A hereto, and each Unit will upon such vesting entitle you to one share of USX’s Class A Common Stock, par value $.01 per share (the “Common Stock”), subject to the requirements of Section 3 of this Award Notice. In the event of your death or “Disability” prior to the complete vesting of the Award, any unvested portion of the Award will be accelerated as of the date of your death or Disability. The term “Disability” means you are permanently and totally disabled within the meaning of Section 22(e)(3) of the Code. Subject to the terms set forth in this Award Notice, and except as otherwise provided in this Section 2 and Section 5, in the event of a termination of your service to USX or any Subsidiary, whether by the Company or you, for any reason prior to the complete vesting of the Award, the Award will be pro-rated based on the number of days during the vesting period that you were in the service of USX or any Subsidiary and any portion not vested with such pro-ration will be forfeited.

3.    Issuance and Taxation of Shares.

(a)    Issuance of Shares. Upon satisfaction of the vesting requirements detailed in Section 2, and upon further determining that compliance with this Award Notice has occurred, including compliance with such reasonable requirements as USX may impose pursuant to the Plan or Section 9 of this Award Notice, USX will issue to you a certificate or do book entry registration for the number of shares of Common Stock equal to the number of vested Units on the earliest practicable date (as determined by USX) thereafter, but in no event more than sixty (60) days following the vesting date. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

(b)    Responsibility for Taxes. Regardless of any action USX or its designated agent takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that USX (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant or vesting of the Units, or issuance of the shares of Common Stock equal to the number of vested Units underlying the Award, or the subsequent sale of shares of Common Stock acquired pursuant to such issuance and the receipt of any dividends on shares of Common Stock acquired pursuant to such issuance; and (ii) does not commit, other than in accordance with the Plan, to structure the terms of the award or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

At the discretion of the Committee, and solely to the extent permitted by applicable law and tax authorities, prior to issuance of shares of Common Stock upon the vesting of Units, you will pay cash or make adequate arrangements satisfactory to USX to satisfy all withholding and payment on account of obligations of USX. In this regard, and solely to the extent permitted by applicable law and tax authorities, you authorize USX to withhold all applicable Tax-Related Items legally payable by you from your cash compensation paid to you by USX. Alternatively, or in addition, if permissible under local law, USX, or its designated agent, may withhold in shares of Common Stock from the issuance of the Common Stock upon the vesting of Units, provided that USX, or its designated agent, only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount (or such higher amount that does not create an adverse accounting consequence or cost, in accordance with the Plan). Finally, to the extent required by applicable law, you will pay to USX or its designated agent any amount of Tax-Related Items that USX may be required to withhold as a result of your participation in the Plan or receipt of shares of Common Stock that cannot be satisfied by the means previously described. USX, or its designated agent, may refuse to honor the issuance and refuse to deliver the shares of Common Stock if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section.

If applicable, the payment of such withholding taxes to USX, or its designated agent, may also be made pursuant to any method approved or accepted by the Committee in its sole discretion, subject to any and all limitations imposed by the Committee from time to time (which may not be uniform).

4.    RESERVED

5.    Effect of Change in Control.

(a)    Upon the occurrence of a “Change in Control” of USX, any unvested portion of the Award shall immediately vest in full immediately prior to the occurrence of such Change in Control event.

(b)    “Change in Control” Defined.  The term “Change in Control” will be deemed to have occurred when:

(i)    Any “person” as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (but excluding USX and any Subsidiary and any employee benefit plan sponsored or maintained by USX or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of USX representing 35% or more of the combined voting power of USX’s then outstanding securities (other than indirectly as a result of USX’s redemption of its securities); provided, however, that in no event will a Change in Control be deemed to have occurred under this Section 5(b)(i) so long as (x) the combined voting power of shares beneficially owned by (A) USX’s executive officers (as defined in Rule 16a-1(f) under the Exchange Act) then in office (the “Executive Officer Shares”), (B) members of the Max Fuller and Anna Marie Quinn families and their lineal descendants (the “Founder Shares”), and (C) the shares beneficially owned by any other members of a “group” that includes the Founder Shares and/or a majority of the Executive Officer shares, exceeds 75% of the combined voting power of USX’s current outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of USX’s outstanding securities and (y) USX remains subject to the reporting requirements of the Exchange Act; or

(ii)    The consummation of any merger or other business combination of USX, a sale of 51% or more of USX’s assets, liquidation or dissolution of USX or a combination of the foregoing transactions

(the “Transactions”) other than a Transaction immediately following which either (x) the stockholders of USX and any trustee or fiduciary of any USX employee benefit plan immediately prior to the Transaction own at least 51% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of or successor to USX’s assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be ((A), (B), (C) or (D), as applicable, the “Surviving Entity”) or (y) the Incumbent Directors, as defined below, shall continue to serve as a majority of the board of directors of the Surviving Entity without an agreement or understanding that such Incumbent Directors will later surrender such majority; or

(iii)    Within any 365 day period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to USX, including any Surviving Entity. For this purpose, any director who was not a director at the beginning of such period will be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who commenced or threatened to commence an election contest or proxy solicitation by or on behalf of a person (other than the Board) or who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

6.    Nonassignability. The Units underlying the Award and, prior to their issuance, the shares of Common Stock that may be issued upon the vesting of Units may not, except as otherwise provided in the Plan, be sold, alienated, assigned, transferred, pledged or encumbered in any way prior to the vesting of such Units, whether by operation of law or otherwise. After vesting of the Units, the sale or other transfer of the issued shares of Common Stock will be subject to applicable laws and regulations under the Exchange Act and the Securities Act of 1933, as amended.

7.    Rights as a Stockholder. Until the Units have vested and the underlying shares of Common Stock have been delivered to you, you will have no rights as a stockholder with respect to the shares of Common Stock to be issued upon the vesting of the Units underlying the Award, including, but not limited to, the right to vote (in person or by proxy) such shares at any meeting of stockholders of USX. You will, however, have the right to have any Dividend Equivalents that may be declared accumulate on the shares of Common Stock to be issued upon the vesting of the Units underlying the Award, provided that no Dividend Equivalents of any kind will be paid out unless and until the Award vests.

8.    Rights of USX and Subsidiaries. This Award Notice does not affect the right of USX or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

9.    Restrictions on Issuance of Shares. If at any time USX determines that the listing, registration or qualification of the shares of Common Stock issuable upon the vesting of the Units upon any securities exchange or under any federal, state or local law, or the approval of any governmental agency, is necessary or advisable as a condition to the issuance of a certificate representing any shares of Common Stock to be issued upon the vesting of Units under this Award Notice, such issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to USX .

10.    Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

11.    Obligation to Maintain Stock Ownership.  Your ability to dispose of Common Stock after vesting may be limited by stock ownership guidelines adopted by USX for certain directors, officers and key employees and USX is authorized to place a restrictive legend on such shares of Common Stock underlying the Units, issue stop-transfer instructions to the transfer agent, or take such other actions as may be advisable, in the Committee’s sole discretion, to enforce such ownership guidelines. Please determine whether you are subject to the guidelines and how many shares of Common Stock may be disposed of prior to attempting to dispose of any shares.

12.    Amendment. Except as otherwise provided by the Plan, USX may only alter, amend or terminate the Award with your consent.

13.    Governing Law. The Award and this Award Notice will be governed by and construed in accordance with the laws of the State of Nevada, except as superseded by applicable federal law.

14.     Language. If you have received this Award Notice or any other document related to the Plan in a language other than English and if the translated version bears a meaning that is different from that of the English version, the English version will control, to the extent permitted by law.

15.    Notices. All notices and other communications USX, or its designated agent, required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by registered or certified first-class mail, postage prepaid or return receipt requested, by facsimile or electronically. If such notice or other communication is to USX then it should be addressed to USX’s office at 4080 Jenkins Road, Chattanooga, Tennessee 37421, Attention: Corporate General Counsel; Telephone: (423)-510-3222; Facsimile: (423)-485-6754; Email: lbattersby@usxpress.com. If such notice or other communication is to USX’s designated agent, then it should be addressed and sent in accordance with established procedures. Each such notice and other communication delivered personally will be deemed to have been given when received. Each such notice and other communication delivered by United States mail will be deemed to have been given when it is received, and each such notice and other communication delivered by facsimile or electronically will be deemed to have been given when it is so transmitted and the appropriate answerback is received.

16.    Data Privacy.  You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable USX and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan, to the extent permitted by law.

You understand that USX may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in USX, details of all restricted stock unit awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”).  You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon issuance of the Common Stock following the vesting of Units, to the extent permitted by law.  You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

17.    Electronic Delivery. USX may, in its sole discretion, decide to deliver any documents related to the Award granted under the Plan (or related to future restricted stock unit awards that may be granted under the Plan) by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, hereby agree to participate in the Plan through an on-line or electronic system established and maintained by USX or another third party designated by USX.

18.    Severability. The provisions of this Award Notice are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

ACKNOWLEDGEMENT

The undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and USX regarding the restricted stock granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

Dated:

[Name]

U.S. Xpress Enterprises, Inc.

	By:	/s/ Leigh Anne Battersby
Leigh Anne Battersby
Corporate General Counsel

Schedule A

The vesting terms are as follows: